Exhibit 99.1

Rackspace Hosting Reports Third Quarter 2008 Results

•	Continued industry-leading growth in revenues, with net revenues up 5.8% quarter-over-quarter and up 44.0% year-over-year

•	Increased profit and profit margins with a well funded balance sheet

•	Unveiled cloud hosting product suite including acquisitions of cloud computing pioneers Slicehost and Jungle Disk

SAN ANTONIO – November 5, 2008 – Rackspace® Hosting, Inc. (NYSE: RAX), the world’s leading hosting services provider, today reported quarterly results for the quarter ended September 30, 2008. Rackspace continued to deliver on its growth strategy in the third quarter of 2008. Net revenues for the third quarter ended September 30, 2008 were $138.4 million, up 5.8% from the second quarter of 2008 and up 44.0% from the quarter ended September 30, 2007. Net revenues in the third quarter were negatively impacted by the recent depreciation of the Pound Sterling, relative to the USD. Net revenues for the first nine months of 2008 were $388.8 million, an increase of 52.3% relative to net revenues for the first nine months of 2007. The installed base continued to provide a significant portion of growth during the third quarter 2008, growing at an average rate of 0.6% per month. Customer count increased to more than 36,000 customers (including more than 15,000 mail customers) and server count increased to more than 45,200.

“By consistently delivering Fanatical Support® in this tough economic climate, Rackspace continues to outperform both the market and our competitors through the acquisition of new customers and the growth of our existing customer base,” said Lanham Napier, president and chief executive officer, Rackspace Hosting. “The acquisitions of two key players in the cloud computing space, Slicehost and Jungle Disk, allow us to offer the most comprehensive suite of services in the industry. The combination of managed hosting and cloud offerings will provide a broad spectrum of hosting solutions to our customers, which creates increased flexibility at lower costs. The acquisitions closed on October 28, 2008.”

Adjusted EBITDA(1) was $37.0 million for the third quarter, a 9.3% increase compared to the second quarter and a 39.7% increase compared to the same quarter last year. Net income was $5.2 million for the third quarter, a 25.2% increase compared to the second quarter.

Cash flow from operating activities was $33.2 million for the third quarter of 2008. Capital expenditures were $68.3 million, including $27.6 million for purchases of customer gear, $21.7 million for data center buildouts, $11.2 million for office buildouts, and $7.8 million for capitalized software and other expenditures. Of the $68.3 million in capital expenditures, $23.0 million were vendor financed equipment purchases.

The company is reducing its anticipated capital expenditures estimate for 2008 from $310 million to $270 million. The reduction is due to revised build out plans for its data centers and headquarters and reduced customer equipment spend due to better pricing, a proportionately larger use of recycled equipment and a strengthening dollar.

At the end of the third quarter, cash and cash equivalents were $260.3 million. Included in that amount are investments in money market funds in the amount of $235.4 million. Debt obligations totaled $297.9 million. Of those, $212.0 million were related to current and non-current debt, and $85.9 million were related to obligations under capital and finance method leases.

On a worldwide basis, Rackspace employed 2,536 Rackers as of September 30, 2008, up from 2,422 Rackers as of June 30, 2008, and 1,829 Rackers as of September 30, 2007.

Significant Developments During the Third Quarter of 2008

•

Capital inflows: On August 8, Rackspace Hosting began trading its shares on the New York Stock Exchange under the symbol RAX. Through this offering, the company received net proceeds of $144.6 million. The company has further increased its outstanding borrowings under its revolving line of credit to $200 million. All proceeds are temporarily invested in money market funds that invest in Treasury and Government-backed securities and will be used to fund the company’s growth opportunities.

•

Expansion to Asia: On Sept. 8, Rackspace announced the opening of its Asian headquarters and data center in Hong Kong. The data center, located in the Fo Tan district of Hong Kong, will represent an investment of at least US$20 million when complete, inclusive of data center lease obligations and infrastructure, equipment and personnel expenses. The new data center will initially have approximately 9,500 gross square feet and will be expandable to about 18,000 gross square feet. Rackspace already has several hundred customers based in the Asia Pacific region and the establishment of the data center in Hong Kong is an important step in strengthening the company’s presence to build on its hosting service offerings.

•

Platform Hosting: On Sept. 18, Rackspace announced the availability of its new Platform Hosting solution. Created as a unique alternative to colocation, Platform Hosting gives customers the control to manage all aspects of their hosting environment, with the added benefit of managed hardware and aggressive service level agreements, backed by a world-class data center and network infrastructure. This offering gives customers that require more control and flexibility the ability to administer their environment, without the burden of provisioning and maintaining the hardware infrastructure.

Recent Developments (after September 30, 2008)

•

Cloud Hosting Strategy and Acquisitions: On Oct. 22, Rackspace unveiled its cloud hosting strategy and product suite. Rackspace’s acquisition of two innovators in the cloud community, Slicehost and Jungle Disk, bring proven solutions to the suite including on-demand, virtualized servers and online storage software and services, respectively. Slicehost is a leader in Xen-based virtual machine hosting with more than 15,000 “slices” online today. Jungle Disk offers reliable cloud storage solutions that allow users to easily share an unlimited amount of cloud storage between multiple users through a secure, mountable network drive and automatic backup. Over time, Rackspace intends to integrate their capabilities into its complete hosting portfolio to provide business customers a suite of hosting solutions to meet all of their IT needs.

“We’ve delivered a strong quarter with nearly every metric improving over the second quarter of 2008,” said Bruce Knooihuizen, senior vice president and chief financial officer, Rackspace Hosting. “We are well funded with excess cash to act opportunistically and make the right investments to continue to fuel our growth. In addition, we will continue to focus on business execution and delivering attractive returns on the investments we have made over the last two years.”

Conference Call and Webcast

Management will host a conference call to discuss its third quarter 2008 financial results today at 5:00 p.m. ET. To access the conference call, please dial 866-394-0797 (international dial-in: +1 706-679-3454)

and reference pass code 71122385. A live webcast and a replay of the conference call will be available on Rackspace’s website, located at ir.rackspace.com.

About Rackspace Hosting

As the world’s leader and specialist in hosting, Rackspace Hosting® is changing the way businesses worldwide buy IT. Rackspace delivers computing-as-a-service, integrating the industry’s best technologies into a flexible service offering, making computing more reliable and affordable. A trusted partner to companies of all sizes, Rackspace enables IT departments to be more effective. Rackspace is distinguished by its award-winning Fanatical Support®, furthering the company’s mission to be one of the world’s greatest service companies. Rackspace is recognized as one of FORTUNE’S® “100 Best Companies to Work For”, ranking number 32 on the 2008 list. Rackspace’s portfolio of hosted IT services includes managed hosting (www.rackspace.com), email hosting (www.mailtrust.com) and cloud hosting (www.mosso.com). For more information on Rackspace Hosting please visit www.rackspace.com or call 800-961-2888.

Forward Looking Statements

This Press Release contains forward-looking statements which involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans including international expansion plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and assumptions include the continuation of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace’s Form 10-Q for the quarter ended June 30, 2008, which was filed with the SEC on September 10, 2008, and its Form 10-Q for the quarter ended September 30, 2008, which will be filed with the SEC in November of 2008 and will supplement such information. These forward-looking statements speak as of the date of this press release. Except as required by law, Rackspace assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Karl Pichler

Investor Relations

210-312-7291

ir@rackspace.com

Annalie Drusch

Media Relations

210-312-7290

media@rackspace.com

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2007	June 30, 2008	September 30, 2008	September 30, 2007	September 30, 2008
	(Unaudited)			(Unaudited)
Net revenues	$96,097	$130,829	$138,354	$255,334	$388,796

Costs and expenses:
Cost of revenues	30,555	42,842	45,499	80,296	127,564
Sales and marketing	14,222	19,846	21,462	38,492	58,876
General and administrative	26,277	38,108	38,729	71,502	110,470
Depreciation and amortization	14,047	21,637	23,174	39,015	63,862

Total costs and expenses	85,101	122,433	128,864	229,305	360,772

Income from operations	10,996	8,396	9,490	26,029	28,024

Other income (expense):
Interest expense	(1,000)	(1,834)	(1,912)	(2,188)	(5,076)
Interest and other income (expense)	273	173	(144)	500	276

Total other income (expense)	(727)	(1,661)	(2,056)	(1,688)	(4,800)

Income before income taxes	10,269	6,735	7,434	24,341	23,224
Income taxes	3,978	2,553	2,199	9,066	8,365

Net Income	$6,291	$4,182	$5,235	$15,275	$14,859

Net income per share
Basic	$0.06	$0.04	$0.05	$0.15	$0.14

Diluted	$0.06	$0.04	$0.04	$0.14	$0.13

Weighted average number of shares outstanding
Basic	101,100	103,227	111,231	101,052	105,698

Diluted	106,261	110,508	118,724	106,168	112,796

Consolidated Balance Sheets

(In thousands, except share and per share data)	December 31, 2007	September 30, 2008
		(Unaudited)
ASSETS
Current assets:
Cash deposits	$24,937	$24,897
Money market funds	—	235,421

Cash and cash equivalents	24,937	260,318

Accounts receivable, net of allowance for doubtful accounts and customer credits of $2,841 as of December 31, 2007, and $2,501 as of September 30, 2008	25,449	27,777
Prepaid expenses and other current assets	7,757	22,532

Total current assets	58,143	310,627
Property and equipment, net	227,055	354,308
Goodwill	3,574	3,518
Intangible assets, net	5,812	8,614
Other non-current assets	7,229	8,144

Total assets	$301,813	$685,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$67,087	$81,740
Current portion of deferred revenue	13,540	15,727
Current portion of obligations under capital and finance method leases	25,198	36,409
Current portion of debt	2,902	6,690

Total current liabilities	108,727	140,566

Non-current deferred revenue	4,402	4,328
Non-current obligations under capital and finance method leases	23,312	49,471
Non-current debt	60,039	205,363
Other non-current liabilities	8,460	16,475

Total liabilities	204,940	416,203

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity:
Series A Convertible Preferred stock, $0.001 par value per share, 50,000,000 shares authorized, 1,214,837 issued and outstanding as of December 31, 2007, and zero shares issued and outstanding as of September 30, 2008	1	—
Common stock, $0.001 par value per share: 300,000,000 shares authorized; 101,211,223 shares issued and 101,128,518 shares outstanding as of December 31, 2007, 116,898,775 shares issued and 116,816,070 shares outstanding as of September 30, 2008	101	117
Treasury stock, at cost: 82,705 common shares held	(126)	(126)
Additional paid-in capital	40,082	201,731
Accumulated other comprehensive income	513	(3,875)
Retained earnings	56,302	71,161

Total stockholders’ equity	96,873	269,008

Total liabilities and stockholders’ equity	$301,813	$685,211

Consolidated Statements of Cash Flows

(In thousands)	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2008	September 30, 2008	September 30, 2007	September 30, 2008
	(Unaudited)			(Unaudited)
Cash Flows From Operating Activities
Net income	$6,291	$4,182	$5,235	$15,275	$14,859
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,047	21,637	23,174	39,015	63,862
Loss on disposal and impairment of equipment, net	851	650	300	1,892	2,277
Provision for bad debts and customer credits	1,069	812	1,130	2,540	2,340
Deferred income taxes	(262)	1,367	(2,875)	(1,729)	(351)
Share-based compensation expense	1,428	3,804	4,317	2,664	10,873
Other noncash compensation expense	—	109	72	156	212
Excess tax benefits from share-based compensation arrangements	(84)	(1,913)	(591)	(234)	(3,212)
Changes in certain assets and liabilities
Accounts receivables	(3,387)	(2,020)	(3,806)	(8,369)	(5,446)
Prepaid expenses and other current assets	(1,533)	(1,381)	(1,219)	(2,455)	(3,808)
Accounts payable and accrued expenses	(1,190)	4,809	6,865	23,889	17,942
Deferred revenues	803	673	(43)	3,326	2,114
Other non-current assets	(5,178)	93	(829)	(5,080)	(727)
Other non-current liabilities	1,094	24	1,479	(388)	1,278

Net cash provided by operating activities	13,949	32,846	33,209	70,502	102,213

Cash Flows From Investing Activities
Purchases of property and equipment, net	(59,143)	(40,273)	(45,328)	(109,552)	(132,849)
Acquisition of Webmail.us, Inc., net of cash acquired	(338)	—	—	(338)	—

Net cash used in investing activities	(59,481)	(40,273)	(45,328)	(109,890)	(132,849)

Cash Flows From Financing Activities
Principal payments of capital and finance method leases	(3,904)	(6,595)	(8,737)	(9,639)	(22,881)
Principal payments of notes payable	(820)	(1,777)	(2,592)	(1,259)	(5,521)
Borrowings on line of credit	47,000	20,000	160,000	61,146	200,000
Payments on line of credit	—	—	(57,301)	—	(57,301)
Payments for debt issuance costs	—	—	—	(277)	(158)
Proceeds from sale leaseback transactions	4,791	782	—	4,791	1,543
Receipt of Texas Enterprise Fund Grant	5,000	—	—	5,000	—
Proceeds from issuance of common stock in IPO net of offering expenses of $13,555	—	—	145,195	—	145,195
Proceeds from issuance of common stock, net	—	—	—	—	548
Exercise of warrants	—	—	278	—	278
Proceeds from exercise of stock options	77	702	759	153	1,964
Excess tax benefits from share-based compensation arrangements	84	1,913	591	234	3,212

Net cash provided by financing activities	52,228	15,025	238,193	60,149	266,879
Effect of exchange rate changes on cash	344	(1)	(850)	296	(862)

Increase in cash and cash equivalents	7,040	7,597	225,224	21,057	235,381
Cash and equivalents, beginning of period	22,391	27,497	35,094	8,374	24,937

Cash and cash equivalents, end of period	$29,431	$35,094	$260,318	$29,431	$260,318

Supplemental cash flow information:
Acquisition of property and equipment by capital and finance method leases	$17,316	$19,191	$21,005	$32,948	$58,708
Acquisition of property and equipment by notes payable	415	6,823	2,004	1,157	11,934

Vendor financed equipment purchases	$17,731	$26,014	$23,009	$34,105	$70,642
Cash payments for interest, net of amount capitalized	$785	$1,586	$2,400	$1,585	$5,676
Cash payments for income taxes	5,451	3,540	2,535	10,598	6,075

Key Metrics

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2008	September 30, 2008	September 30, 2007	September 30, 2008
	(Unaudited)			(Unaudited)
Growth
Number of employees (Rackers) at period end	1,829	2,422	2,536	1,829	2,536
Number of customers at period end *	26,909	33,607	36,185	26,909	36,185
Number of servers deployed at period end	33,972	42,424	45,231	33,972	45,231
Net upgrades (monthly average)	2.7%	2.1%	1.8%	2.6%	2.0%
Churn (monthly average)	-0.9%	-1.1%	-1.2%	-1.0%	-1.2%

Growth in Installed Base (monthly average)	1.8%	1.0%	0.6%	1.6%	0.8%
Net revenues (in thousands)	$96,097	$130,829	$138,354	$255,334	$388,796
Revenue growth (year over year)	62.8%	55.7%	44.0%	62.9%	52.3%

Profitability
Income from Operations (in thousands)	$10,996	$8,396	$9,490	$26,029	$28,024
Depreciation and amortization (in thousands)	$14,047	$21,637	$23,174	$39,015	$63,862
Share-based compensation expense (in thousands)
Cost of revenues	$186	$603	$819	$241	$1,788
Sales & marketing	$163	$533	$612	$333	$1,546
General & administrative	$1,079	$2,668	$2,886	$2,090	$7,539

Total share-based compensation expense	$1,428	$3,804	$4,317	$2,664	$10,873

Adjusted EBITDA (in thousands) (1)	$26,471	$33,837	$36,981	$67,708	$102,759

Adjusted EBITDA margin	27.5%	25.9%	26.7%	26.5%	26.4%
Operating income margin	11.4%	6.4%	6.9%	10.2%	7.2%
Income from Operations (in thousands)	$10,996	$8,396	$9,490	$26,029	$28,024
Effective Tax Rate	38.7%	37.9%	29.6%	37.2%	36.0%

Net Operating Profit After Tax (NOPAT, in thousands) (1)	$6,741	$5,214	$6,681	$16,346	$17,935
NOPAT margin	7.0%	4.0%	4.8%	6.4%	4.6%

Capital efficiency and returns
Interest bearing debt (in thousands)	$103,678	$183,553	$297,933	$103,678	$297,933
Shareholders’ equity (in thousands)	$93,491	$117,417	$269,008	$93,491	$269,008
Less: Excess cash	$—	$—	$(235,421)	$—	$(235,421)

Capital (in thousands)	$197,169	$300,970	$331,520	$197,169	$331,520
Average capital base (in thousands)	$161,069	$275,935	$316,245	$128,897	$272,929
Capital turnover (annualized)	2.39	1.90	1.75	2.64	1.90
Return on Capital (annualized) (1)	16.7%	7.6%	8.4%	16.9%	8.7%

Capital expenditures (in thousands)
Purchases of property and equipment, net	$59,143	$40,273	$45,328	$109,552	$132,849
Vendor financed equipment purchases	$17,731	$26,014	$23,009	$34,105	$70,642

Total capital expenditures	$76,874	$66,287	$68,337	$143,657	$203,491

Customer gear	$20,073	$27,347	$27,627	$69,110	$82,533
Data center build outs	$19,278	$18,509	$21,679	$24,400	$65,580
Office build outs	$29,096	$12,815	$11,227	$30,317	$32,874
Capitalized software and other	$8,427	$7,616	$7,804	$19,831	$22,504

Total capital expenditures	$76,874	$66,287	$68,337	$143,658	$203,491

Infrastructure capacity and utilization
Technical square feet of data center space at period end	111,749	133,462	136,962	111,749	136,962
Annualized net revenue per average available square foot	$3,775	$4,217	$4,093	$3,515	$4,148
Utilization rate at period end	57.9%	59.1%	63.4%	57.9%	63.4%

* Includes 11,265 and 15,102 mail customers as of September 30, 2007 and 2008, and 13,893 customers as of June 30, 2008, respectively.

(1) See discussion and reconciliation of our Non-GAAP financial measure to the most comparable GAAP measure included within this document.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net Income, less Total Other Income (Expense), plus Income Taxes, Depreciation and Amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA reconciliation in our key metrics table below.

	Three Months Ended			Nine Months Ended September 30,
(In thousands)	September 30, 2007	June 30, 2008	September 30, 2008	2007	2008
	(Unaudited)			(Unaudited)
Net income	$6,291	$4,182	$5,235	$15,275	$14,859
Less: Total other income (expense)	727	1,661	2,056	1,688	4,800
Plus: Income taxes	3,978	2,553	2,199	9,066	8,365
Plus: Depreciation and amortization	14,047	21,637	23,174	39,015	63,862
Plus: Share-based compensation expense	1,428	3,804	4,317	2,664	10,873

Adjusted EBITDA	$26,471	$33,837	$36,981	$67,708	$102,759

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)

Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities); calculated on a quarterly basis.

We define excess cash as our investments in money market funds.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended			Nine Months Ended September 30,
(In thousands, except financial metrics)	September 30, 2007	June 30, 2008	September 30, 2008	2007	2008
	(Unaudited)			(Unaudited)

Income from operations	$10,996	$8,396	$9,490	$26,029	$28,024
Effective tax rate	38.7%	37.9%	29.6%	37.2%	36.0%

Net operating profit after tax (NOPAT)	$6,741	$5,214	$6,681	$16,346	$17,935

Net income	$6,291	$4,182	$5,235	$15,275	$14,859

Average total assets	$232,298	$381,815	$546,761	$187,803	$437,664
Less: Average excess cash	—	—	(117,710)	—	(58,855)
Less: Average accounts payable and accrued expenses	(52,883)	(76,494)	(79,837)	(42,419)	(75,454)
Less: Average deferred revenues (current and non-current)	(13,606)	(19,762)	(20,077)	(11,998)	(19,380)
Less: Average other non-current liabilities	(4,740)	(9,624)	(12,892)	(4,489)	(11,046)

Average capital base	$161,069	$275,935	$316,245	$128,897	$272,929

Return on assets (Net income/Average total assets)	10.8%	4.4%	3.8%	10.8%	4.5%
Return on capital (NOPAT/Average capital base)	16.7%	7.6%	8.5%	16.9%	8.8%